Exhibit 99.1
INCC Appoints Stanton Remer as Chief Financial Officer
Press Release Source: International Consolidated Companies, Inc. On Friday December 18, 2009, 9:20 am EST
SARASOTA, FL—(Marketwire — 12/18/09) — International Consolidated Companies, Inc. (OTC.BB:INCC — News) today announced that the company has appointed Stanton Remer, CPA, to the position of Chief Financial Officer.
“Stanton is a seasoned financial officer with industry knowledge and public company reporting experience vital to taking INCC to the next level and beyond,” stated Antonio F. Uccello, III, President and CEO of International Consolidated Companies, Inc. “We are looking forward to Stanton establishing robust financial controls and accountability, driving timely SEC filings and SOX compliance, and applying his transactional analysis and expertise to our acquisition process and methodology. We are fortunate to have found him and I welcome him to INCC.”
Mr. Remer was most recently CFO for AnswerNet, the largest telemessaging firm in the world. Prior to AnswerNet he was CFO of RCM Technologies for fifteen years. Previous experience includes Partnership in the Morris J. Cohen & Co. accountancy, and Audit Manager for Grant Thornton, LLP. Mr. Remer holds a MBA from Temple University and a BS from Philadelphia University.
INCC also reported that Dennis Derr has stepped down from the company’s Board of Directors to pursue other interests. “We thank Dennis for his board involvement to date and wish him the best going forward,” concluded Mr. Uccello.
About International Consolidated Companies, Inc.
International Consolidated Companies, Inc. (www.INCC.us) is a publicly traded company listed under the symbol ‘INCC.’ INCC’s focus is on acquiring and operating businesses that enhance and expand their Business Process Services (BPS) offerings. 121 Direct Response (www.121directresponse.com) is a wholly-owned subsidiary of INCC offering full-service direct response consulting, idea development, and campaign execution organization. With over 600 employees and outbound and inbound contact center stations; a full-service direct mail design, printing, fulfillment, and mailing facility; and direct response expertise in nonprofit and commercial direct marketing, 121 can provide its clients with turnkey direct response service excellence.
Relevant sites: www.121directresponse.com, www.incc.us, www.mmtel.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including, but not limited to, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, governmental approval processes, the impact of competitive products or pricing, technological changes, and the effect of economic conditions. Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by International Consolidated Companies, Inc., (the “company”), as well as those contained herein, that are not historical facts are “forward-looking” statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief, or current expectations, estimates, or projections of the company, its directors, or its officers about the company and the industry in which it operates and are based on assumptions made by management. Forward-looking statements include, without limitation, statements regarding: (a) the company’s strategies regarding growth and business expansion, including future acquisitions; (b) the company’s financing plans; (c) trends affecting the company’s financial condition or results of operations; (d) the company’s ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the company’s ability to respond to changes in customer demand and regulations. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements. The company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.
Contact:
Contact:
Rich Schineller
941-780-8100
rich@prmgt.com